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                         [AMERIANA BANCORP LETTERHEAD]



Contact:  Jerome J. Gassen
          President and Chief Executive Officer
          (765) 529-2230


           AMERIANA BANCORP REPORTS RESULTS FOR SECOND QUARTER OF 2009

NEW CASTLE, Ind. (July 31, 2009) - Ameriana Bancorp (NASDAQ: ASBI), parent company for Ameriana Bank, today reported a net loss of $466,000 or $0.16 per basic and diluted share for the second quarter ended June 30, 2009, compared with net income of $383,000 or $0.13 per basic and diluted share for the second quarter of 2008. The Company's second quarter net loss primarily reflected higher credit costs as Ameriana continues to respond to the current economic environment, which has produced ongoing deterioration in home values and increasing pressure on borrowers. These higher credit costs resulted in an increased provision for loan losses of $615,000, a total of $379,000 in net losses and write downs on other real estate owned ("OREO") properties, as well as $136,000 in other net expenses associated with OREO. Additionally, Ameriana recorded a $225,000 expense as a result of the industry-wide special assessment for FDIC insurance, more than offsetting a previously announced $192,000 gain on the sale of the Company's interest in Family Financial Holdings. For the first six months of 2009, Ameriana's net loss was $579,000 or $0.19 per basic and diluted share compared with net income of $766,000 or $0.26 per basic and diluted share in the same period last year.

         Commenting on the announcement, Jerome J. Gassen, President and Chief Executive Officer, said, "The extended downturn in the national economy continues to take a toll on borrowers, as indicated in the increased levels of our non-performing and classified loans over the past three months. We are active in our collection efforts and in working with borrowers where possible for reasonable solutions, but the ongoing decline in asset values - with little sign of near-term relief - often makes acceptable resolution of problem loans impossible, leading to an increase in our provision for loan losses as we have set higher amounts of general and specific reserves. These pressures also have resulted in an increase in OREO and OREO-related expenses, primarily reflecting legacy credits that predate our current administration policies and processes initiated in 2006. Further, the disposition of OREO is now more difficult due to depressed real estate conditions and the scarcity of homebuyers. We remain unsure whether the current credit cycle has bottomed or when economic conditions may begin to exhibit sustainable improvements, but we are encouraged by signs that housing inventory is coming down, mortgage volume is improving, consumer sentiment is rising and business inventories have reached very lean levels. Until these improvements lead to a real recovery in the housing market and home prices, we expect credit costs will remain at elevated levels."


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ASBI Reports Second Quarter 2009 Results
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July 31, 2009


         Gassen noted that the Company's higher net interest income and continued loan growth in the second quarter underscores Ameriana's greater focus on commercial lending - efforts recently capped by the approval of Ameriana Bank's application to convert its charter to an Indiana commercial bank. The Bank's expanded footprint in fast-growing suburban areas to the north and east of Indianapolis also has contributed to loan growth of 9% during the past 12 months. Over that same period, Ameriana has seen deposits increase 19%, reflecting an increase in core deposits, largely related to the opening of three new banking centers in the Indianapolis area since October 2008, as well as an increase in short-term municipal deposits.

         "We are very pleased with the momentum building at our newest banking centers," Gassen continued. "Although these new offices in Carmel, Fishers and Westfield have a temporary negative impact on earnings as they ramp up operationally and establish a wider customer base, they are exceeding our expectations for attracting new deposits and are proving themselves as sound investments for Ameriana's long-term growth. Clearly, our customers have shown a strong affinity for the improvements we have incorporated in these new centers, where the atmosphere and decor embody the Ameriana brand experience and raise the bar in the way banks provide customer-centered service, convenience and comfort. We created this experience to appeal to today's fast-paced society and differentiate Ameriana banking in a crowded and competitive landscape." Gassen noted the near-term focus also will be on improving the operations of these newest banking centers.

         The Company's executive team has moved aggressively to reduce operating expenses in light of current conditions. In addition to the benefit from those efforts, staff attrition has allowed the Company to eliminate a number of positions, saving an estimated $500,000 in compensation costs on an annualized basis.

         Although Ameriana increased net interest income for the second quarter of 2009 over the prior quarter, net interest margin on a fully tax-equivalent basis declined to 2.86%, or 13 basis points lower than the first quarter of 2009. This was primarily a result of strategies designed to enhance the Bank's balance sheet liquidity in the face of challenging economic conditions by increasing cash and cash equivalents, which provide a lower yield.

         Also reflective of the continuing weak economy, the total of the Bank's non-performing loans and OREO increased to $10.4 million at June 30, 2009, from $9.9 million at March 31, 2009, and $7.5 million as of June 30, 2008. As part of its efforts to manage credit issues, the Company increased the allowance for loan losses to $3.6 million, or 1.07% of total loans as of June 30, 2009, from $3.2 million or 0.95% of total loans at March 31, 2009.



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ASBI Reports Second Quarter 2009 Results
Page 3
July 31, 2009


         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana Bank owns Ameriana Insurance Agency, a full-service insurance agency, Ameriana Financial Services, which offers securities and insurance products through LPL Financial (Member FINRA/SIPC), and Ameriana Investment Management.

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the section entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.


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ASBI Reports Second Quarter 2009 Results
Page 4
July 31, 2009

                                                      AMERIANA BANCORP
                                              Unaudited Financial Highlights
                                         (In thousands, except per share amounts)

                                                          Three Months Ended                 Six Months Ended
                                                               June 30,                          June 30,
                                                     ------------------------------    ------------------------------
                                                         2009             2008             2009             2008
                                                     -------------    -------------    -------------    -------------
Interest income                                      $     5,580      $      5,859     $    11,403      $    11,794
Interest expense                                           2,530             2,846           5,312            6,056
                                                     -------------    -------------    -------------    -------------
Net interest income                                        3,050             3,013           6,091            5,738
Provision for loan losses                                    615               221             953              592
                                                     -------------    -------------    -------------    -------------
Net interest  income after  provision  for loan
   losses                                                  2,435             2,792           5,138            5,146
Other income                                               1,020             1,020           1,798            2,161
Other expense                                              4,343             3,471           8,198            6,863
                                                     -------------    -------------    -------------    -------------
Income (loss) before income taxes                           (888)              341          (1,262)             444
Income tax benefit                                           422                42             683              322
                                                     -------------    -------------    -------------    -------------
Net income (loss)                                    $      (466)     $        383     $      (579)     $       766
                                                     =============    =============    =============    =============
Earnings (loss) per share:
   Basic                                             $     (0.16)     $       0.13     $     (0.19) $          0.26
                                                     =============    =============    =============    =============
   Diluted                                           $     (0.16)     $       0.13     $     (0.19) $          0.26
                                                     =============    =============    =============    =============
Weighted average shares outstanding:
   Basic                                                   2,989             2,989           2,989            2,989
                                                     =============    =============    =============    =============
   Diluted                                                 2,989             2,989           2,989            2,989
                                                     =============    =============    =============    =============

Dividends declared per share                         $      0.04      $       0.04     $      0.08      $      0.08
                                                     =============    =============    =============    =============
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                                                                         June 30,         Dec. 31,         June 30,
                                                                           2009             2008             2008
                                                                      -------------    -------------    -------------
Total assets                                                          $    489,436     $    463,502     $    453,828
Cash and cash equivalents                                                   27,156            8,449           22,684
Investment securities available for sale                                    64,852           75,371           67,311
Loans receivable                                                           339,466          325,525          311,068
Allowance for loan losses                                                    3,643            2,990            2,909
                                                                      -------------    -------------    -------------
   Loans, net                                                              335,823          322,535          308,159

Allowance  for loan losses as a  percentage  of
   loans receivable                                                           1.07%            0.92%            0.94%
Non-performing loans                                                  $      4,407     $      6,219     $      3,492
Allowance  for loan losses as a  percentage  of
   non-performing loans                                                       82.7%            48.1%            83.3%

Deposits:
   Non-interest-bearing                                               $     28,325     $     22,070     $     23,712
   Interest-bearing                                                        345,454          302,336          290,832
                                                                      -------------    -------------    -------------
                                                                           373,779          324,406          314,544

Borrowed funds                                                        $     74,235     $     97,735     $     98,735
Shareholders' equity                                                        33,090           33,776           32,910
Book value per share                                                         11.07            11.30            11.01
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